UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2010

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2010, PPG Industries, Inc. (the “Company”) entered into a Three-Year Credit Agreement among the Company; the several banks and financial institutions party thereto; JPMorgan Chase Bank, N.A., as administrative agent; J.P. Morgan Securities, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BNP Paribas Securities Corp., as co-lead arrangers and co-bookrunners; and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BNP Paribas, as co-syndication agents (the “Credit Agreement”). The Credit Agreement provides for a $1.2 billion unsecured revolving credit facility. The Company has the ability to increase the size of the Credit Agreement by up to an additional $300 million, subject to the receipt of lender commitments and other conditions precedent. The Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable on August 5, 2013.

The Credit Agreement provides that loans will bear interest at rates based, at the Company’s option, on either (a) the Eurocurrency Rate, as defined in the Credit Agreement, plus a margin based on the three year credit default swap mid rate spread quoted with respect to the Company, with maximum and minimum margins ranging from 0.375% to 3.50% per annum, or (b) the Base Rate, as defined in the Credit Agreement, plus a margin equal to the margin on loans under the Eurocurrency Rate less 1.00% (with the resulting margin not less than 0.00%), ranging from 0.00% to 2.50% per annum, the chosen rate being referred to as the Applicable Rate. Additionally, the Credit Agreement contains a Commitment Fee, as defined in the Credit Agreement, on the amount of unused commitments under the Credit Agreement ranging from 0.125% to 0.625% per annum. The Applicable Rate and the Commitment Fee will be determined with reference to the pricing grid set forth in the Credit Agreement referencing the ratings established by Standard & Poor’s Financial Services LLC and Moody’s Investor Service Inc. for the Company’s non-credit enhanced, long-term, senior, unsecured debt.

The Credit Agreement contains usual and customary restrictive covenants for facilities of its type, which include, with specified exceptions, limitations on the Company’s ability to create liens or other encumbrances, to enter into sale and leaseback transactions and to enter into consolidations, mergers or transfers of all or substantially all of its assets. The Credit Agreement also requires the Company to maintain a ratio of Total Indebtedness to Total Capitalization, as defined in the Credit Agreement, of sixty percent or less.

The Credit Agreement contains, among other things, customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments when due under the Credit Agreement or other material indebtedness, the failure to satisfy covenants contained in the Credit Agreement, a change in control of the Company and specified events of bankruptcy and insolvency.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Credit Agreement, a copy of which is filed herewith as Exhibit 10 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 4, 2010, in connection with the entry into the Credit Agreement, the Company terminated its €650,000,000 Credit Facility, dated as of December 3, 2007, among the Company; the several banks and financial institutions party thereto; BNP Paribas Securities Corp. and SG Americas Securities, LLC, as mandated lead arrangers; Société Générale, as swingline agent and facility agent; and BNP Paribas Securities Corp., as syndication agent. In addition, on August 5, 2010 the Company terminated its Five Year Credit Agreement, dated as of May 28, 2004, as amended by Amendment No. 1, dated as of May 24, 2006, and Amendment No. 2, dated as of November 5, 2007, among the Company; the several banks and financial institutions party thereto; JPMorgan Chase Bank, as administrative agent; Citigroup Global Markets Inc., as syndication agent; and J.P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as co-lead arrangers and co-book managers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Credit Agreement set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10	Three-Year Credit Agreement, dated August 2, 2010, among PPG Industries, Inc.; the several banks and financial institutions party thereto; JPMorgan Chase Bank, N.A., as administrative agent; J.P. Morgan Securities, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BNP Paribas Securities Corp., as co-lead arrangers and co-bookrunners; and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BNP Paribas, as co-syndication agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: August 6, 2010	/S/ AZIZ S. GIGA
Aziz S. Giga
Vice President, Strategic Planning and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10	Three-Year Credit Agreement, dated August 2, 2010, among PPG Industries, Inc.; the several banks and financial institutions party thereto; JPMorgan Chase Bank, N.A., as administrative agent; J.P. Morgan Securities, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BNP Paribas Securities Corp., as co-lead arrangers and co-bookrunners; and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BNP Paribas, as co-syndication agents.